EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following companies are subsidiaries of Teekay Tankers Ltd. as at December 31, 2014:

		State of Jurisdiction of Incorporation	Proportion of Ownership Interest
1.	Americas Spirit L.L.C.	Marshall Islands	100.0%

2.	Ashkini Spirit L.L.C.	Marshall Islands	100.0%

3.	Australian Spirit L.L.C.	Marshall Islands	100.0%

4.	Axel Spirit L.L.C.	Marshall Islands	100.0%

5.	Donegal Spirit L.L.C.	Marshall Islands	100.0%

6.	Erik Spirit L.L.C.	Marshall Islands	100.0%

7.	Esther Spirit L.L.C.	Marshall Islands	100.0%

8.	Everest Spirit Holding L.L.C.	Marshall Islands	100.0%

9.	Galway Spirit L.L.C.	Marshall Islands	100.0%

10.	Ganges Spirit L.L.C.	Marshall Islands	100.0%

11.	Godavari Spirit L.L.C.	Marshall Islands	100.0%

12.	Helga Spirit L.L.C.	Marshall Islands	100.0%

13.	Hugli Spirit L.L.C.	Marshall Islands	100.0%

14.	Iskmati Spirit L.L.C.	Marshall Islands	100.0%

15.	Kanata Spirit Holding L.L.C.	Marshall Islands	100.0%

16.	Kareela Spirit Holding L.L.C.	Marshall Islands	100.0%

17.	Kaveri Spirit L.L.C.	Marshall Islands	100.0%

18.	Kyeema Spirit Holding L.L.C.	Marshall Islands	100.0%

19.	Limerick Spirit L.L.C.	Marshall Islands	100.0%

20.	Mahanadi Spirit L.L.C.	Marshall Islands	100.0%

21.	Matterhorn Spirit L.L.C.	Marshall Islands	100.0%

22.	Narmada Spirit L.L.C.	Marshall Islands	100.0%

23.	Nassau Spirit Holding L.L.C.	Marshall Islands	100.0%

24.	Pinnacle Spirit L.L.C.	Marshall Islands	100.0%

25.	Summit Spirit L.L.C.	Marshall Islands	100.0%

26.	STX Hull No. S1672 L.L.C.	Marshall Islands	100.0%

27.	STX Hull No. S1673 L.L.C.	Marshall Islands	100.0%

28.	STX Hull No. S1674 L.L.C.	Marshall Islands	100.0%

29.	STX Hull No. S1675 L.L.C.	Marshall Islands	100.0%

30.	Teesta Spirit L.L.C.	Marshall Islands	100.0%

31.	Yamuna Spirit L.L.C.	Marshall Islands	100.0%

32.	Teekay Tankers Holdings Ltd.	Marshall Islands	100.0%

33.	Teekay Tankers HZ Hull No. S-1415 L.L.C.	Marshall Islands	100.0%

34.	VLCC A Investment L.L.C.	Marshall Islands	100.0%

35.	VLCC B Investment L.L.C.	Marshall Islands	100.0%

36.	Zenith Spirit L.L.C.	Marshall Islands	100.0%